EXHIBIT 10.7
                             FORM OF
                NON-COMPETE AND TERMINATION AGREEMENT

                 NON-COMPETE AND TERMINATION AGREEMENT

                 THIS AGREEMENT (the "Agreement"), made and entered into
             this  day of , 19    by and between JOHN H. HARLAND
             COMPANY (the "Company") and  ("Employee");

                 In consideration of the mutual promises and agreements
             contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                 Section 1. Noncompetition Undertakings.
                 1.1    Acknowledgement of Access to Confidential
             Matters.     Employee and the Company recognize and
             acknowledge that as a result of his employment with the
             Company:
                  (a) Employee has had and will continue to have access to technology with regard to the production and sale of checks and related stationery items, including computer printed MICR documents, business forms, and training materials, which technology is unique to the Company, such as the Company's Manual on Production, its production operations systems, its order entry systems, its conveyor systems, its quality control practices and other technology developed by the Company for the efficient and economical production of checks and related stationery items.
                   (b)Employee has had and will continue to have
                  access to and knowledge of all sales records, profit records and related data for the Company and pricing

EXHIBIT 10.7 continued


                  manuals, sales manuals, training manuals and other confidential materials utilized by the Company; complete and detailed knowledge of all of the products of the Company and their capacities and specifications; and complete knowledge of all of the systems and procedures of the Company with regard to selling, pricing, and financing its products.
                   (c)Employee has had and will continue to have
                  knowledge of the Company's sources of supply for the various raw materials used in production, packaging and shipping including, with limitation, paper, inks and machinery, and will be familiar with quality, price and terms available to the Company in the purchase of these items.
                   (d)Employee has had and will continue to have
                  specific knowledge regarding the Company's customers, including their specific needs and current and anticipated requirements for the Company's products.
             Employee further recognizes, acknowledges and agrees, that the confidential information and trade secrets specified herein constitute valuable, special and unique assets of the Company and that the improper use or disclosure thereof would cause substantial loss of competitive advantage and other injury to the Company. Employee further agrees that the training and experience gained while employed by the Company and the knowledge

EXHIBIT 10.7 continued

             acquired during such employment regarding the aforesaid information would enable him to injure and cause substantial harm to the Company if he should compete with the Company in its business before the expiration of a reasonable time after termination of his employment with the Company.
                 1.2    Noncompetition.      For the reasons recited
             in subsection 1.1 above and except as set forth below, Employee covenants and agrees that so long as he is an employee of the Company and for a period of two (2) years after termination of such employment, whether by Employee or by the Company, Employee will not serve as an officer, executive, employee in a managerial capacity, partner, consultant or stockholder (other than as a stockholder of the Company) of any entity (other than the Company) engaged in competition with the Company as a manufacturer, seller or distributor of checks, business forms, training materials or other related items manufactured or sold by the Company in any state, territory or other political subdivision specified on Exhibit A attached hereto (the states, territories and other political subdivisions so specified being those areas in which the Company is, on the date hereof, manufacturing, selling or distributing checks, business forms, training materials or other related items).
              The agreements of Employee contained herein shall not
             prevent him from purchasing or owning an investment of not more than 1% of the outstanding capital stock of a publicly held company engaged in competition with the Company, so

EXHIBIT 10.7 continued




             long as his only relationship with such company is as an
             investor.
                 The covenant not to compete set forth in this
             subsection 1.2 shall not apply to Employee in the event his employment with the Company is terminated pursuant to either
             Section 3.1 or Section 3.2 hereof.
                 The covenants on the part of Employee contained in this
             Section 1.2, and in Section 1.3 and Section 1.4 hereof, shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants.
                 1.3    Nondisclosure.       Employee further
             covenants and agrees that neither during his employment by the Company nor after termination of such employment, whether by Employee or by the Company, will he, for any reason or in any manner whatsoever,
                   (a) disclose any trade secrets belonging to the
             Company, or
                  (b) For a period of two (2) years after such termination, disclose any confidential information belonging to the Company, including, but not limited to the trade secrets and confidential information described in subsection 1.1 above, of which he acquired knowledge during and on account of his employment with

EXHIBIT 10.7 continued




                  the Company.
             1.4 Company Materials. Employee further
             covenants and agrees that, neither during his employment by the Company nor after termination of his employment with the Company for any reason whatsoever, will he take from the Company or any of its offices any customer lists, manuals or other records of the Company, regardless of whether he has worked on such records, or any account to which they pertain, during the period of his employment.
                 Section 2.  Termination of Employment.
                 2.1    Termination.     Except as provided in Section
             2.2 hereof, nothing herein shall affect the rights of the Company or Employee to terminate the Employee's employment with the Company, with or without cause; provided, however, that the covenants and agreements contained herein shall survive any such termination of employment as provided for herein.
                 2.2    Company Obligation.     The Company agrees that
             it will not terminate Employee's employment with the Company, without good cause, for a period of six (6) months from the date hereof.
                 Section 3. Effect of Certain Terminations of
             Employment.
                 3.1    By the Company.     In the event that, at any
             time after a "change in control of the Company" (as hereinafter defined), shall have occurred, Employee's

EXHIBIT 10.7 continued




             employment with the Company is terminated by the Company for an reason other than Employee having been convicted of, or pleading guilty or confessing to, fraud, misappropriation, embezzlement or any felony, then (i) the Company shall pay to Employee, in a lump sum at the time of such termination, his "Severance Pay" (as hereinafter defined) and (ii) the covenant not to compete of Employee contained in Section 1.2 hereof shall no longer be applicable.
                 Any material reduction in Employee's compensation
             package, duties and responsibilities, support staff or other indicia of his executive status or any change in his work which requires a change in his residence shall be treated as a termination of his employment by the Company under this
             Section 3.1 unless either (i) Employee consents in writing to such reduction or change, (ii) the Company can demonstrate by clear and convincing evidence that such reduction or change was based primarily on Employee's failure to reasonably perform his duties and responsibilities under the circumstances and, further, that such reduction or change was made only after the Company had provided Employee with reasonable, written notice of such failure and a reasonable period of time to correct such failure or (ii) such reduction or change comes more than years after such change in control of the Company.
                 3.2    By Employee.
                In the event that, within 365 days after "change in
             control of the Company" (as hereinafter defined) shall have

EXHIBIT 10.7 continued




             occurred, Employee shall resign as an employee of the Company for any reason whatsoever, then (i) the Company shall pay to Employee, in a lump sum within ten (10) business days after such termination, his Severance Pay, (as hereinafter defined) and (ii) the covenant not to compete of Employee contained in Section 1.2 hereof shall no longer be applicable.
                 3.3    Change in Control of the Company.     For
             purposes of this Agreement "a change in control of the Company" shall be deemed to have occurred at such time as the beneficial ownership of more than 50% of the Common Stock of the Company is held by any person or entity; when any two or more persons or entities act as a partnership, limited partnership, syndicated or other group for the purposes of acquiring, holding or disposing of the Company's Common Stock, such syndicate or group shall be considered as a single person or entity for purposes hereof. "Beneficial ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect at the date hereof.
                 3.4    Severance Pay.     For the purpose of this
             Agreement, the Employee's Severance Pay shall equal the lesser of
                  (a)   three times Employee's average
                  compensation as reported by the Company to the Internal Revenue Service on its form W-2 (or any successor to

EXHIBIT 10.7 continued



                  such form) for the five calendar year period which immediately precedes the date his employment terminates under either Section 3.1 or Section 3.2, or
               (b) The maximum payment (computed to the
                  nearest whole dollar) which the Company can make to employee as a result of a change in control of the Company
                          (i) without the Company's federal income tax deduction for any portion of such payment being denied as an "excess parachute payment" under S 280G of the Internal Revenue Code of 1986, as amended ("Code") or any successor to such section or to such statute, and
                          (ii)    without Employee being subject to a
                          federal excise tax on all or any part of such payment under Code S 4999 or any successor to such section or to such statue, where a public accounting firm reasonably acceptable to Employee shall (at the Company's expense) calculate such payment, certify to Employee that such payment satisfies the requirements of this Section 3.4(b) and prepare and sign Employee's federal income tax return for the year for which such payment is reportable on such return.
             Section 4.  Miscellaneous.
                 4.1    Binding Effect.

EXHIBIT 10.7 continued

                     (a) This Agreement shall inure to the benefit of
                     and shall be binding upon Employee, his executor, administrator and heirs but may not be assigned by him.
                     (b) (i)Prior to a change in control of the
                     Company (X) this Agreement may not be transferred
                     or assigned by the Company, either by voluntary action or by operation of law, and (Y) any actual transfer or assignment by the Company of this Agreement in connection with a merger of the
                     Company into another entity or a sale of all or substantially all of the Company's assets shall render this Agreement null and void.
                 (ii)   After a change in control of the
                     Company (as defined in Section 3.3), this Agreement may be transferred or assigned by the Company; provided, however, that Employee shall be given written notice thereof at least twenty (20) days prior to the proposed transfer or assignment.
             4.2 Invalid Provisions.     The invalidity or
             unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid and unenforceable provision were omitted.
                 4.3 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only

EXHIBIT 10.7 continued


             and shall not affect in any way the meaning or interpretation of this Agreement.
                 4.4.   Entire Agreement.     This Agreement is
             intended by the parties hereto to be the final expression of their agreement and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by written instrument signed by each of the parties hereto.

EXHIBIT 10.7 continued


                 IN WITNESS WHEREOF, the parties hereto have executed
             this Agreement under seal as of the date first above
             written.
                                         JOHN H. HARLAND COMPANY
             (CORPORATE SEAL)               BY:
             _________________________
             Attest:
             _______________________________
             I. Ward Lang, Secretary
                                         EMPLOYEE
             (SEAL)
             WITNESS:
             _______________________________

EXHIBIT 10.7 continued




             EXHIBIT A
             Alabama            Maine              Ohio
             Arizona            Maryland           Oklahoma
             Arkansas           Massachusetts      Oregon
             California         Michigan           Pennsylvania
             Colorado           Minnesota          Rhode Island
             Connecticut        Mississippi        South Carolina
             Delaware           Missouri           South Dakota
             Florida            Nebraska           Tennessee
             Georgia            Nevada             Texas
             Illinois           New Hampshire      Utah
             Indiana            New Jersey         Vermont
             Iowa               New Mexico         Virginia
             Kansas             New York           West Virginia
             Kentucky           North Carolina     Wisconsin
             Louisiana          North Dakota
             District of Columbia
             Puerto Rico
             Virgin Islands
             ________________________________
             Acknowledged by:
             ________________________________
             Date